Exhibit 5.1
3829 PACES FERRY ROAD SE, SUITE 750
ATLANTA, GEORGIA 30339
770-282-5111 | FAX: 770-282-3779

April 30, 2026

Origin Bancorp, Inc.
500 South Service Road East
Ruston, Louisiana 71270

Re:    Origin Bancorp, Inc.
Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Origin Bancorp, Inc., a Louisiana corporation (the “Company”), in connection with the Company’s registration statement on Form S-8 (the “Registration Statement”), relating to the registration by the Company of 1,000,000 shares of the Company’s common stock, par value $5.00 per share (the “Shares”), issuable pursuant to the Amended and Restated Origin Bancorp, Inc. Omnibus Incentive Plan (the “Plan”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Shares Act of 1933, as amended (the “Securities Act”).
In connection with this opinion, we have examined and relied upon originals or copies of (1) the Plan; (2) the Registration Statement; (3) the Amended and Restated Articles of Incorporation of the Company; (4) the Amended and Restated Bylaws of the Company; (5) certain resolutions of the Board of Directors of the Company; and (6) such other instruments, documents and records as we have deemed necessary, relevant or appropriate for the purposes hereof. We have relied on, and assumed the accuracy of, certificates of officers of the Company and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis for the opinions set forth below.
In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

Origin Bancorp, Inc.
April 30, 2026

Based on and subject to the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized by the Company and, when the Shares are issued to participants in the Plan, all as contemplated by and in accordance with the terms of the Plan and any applicable award agreement, will be validly issued, fully paid and non-assessable.
This opinion letter has been prepared for use in connection with the Registration Statement. The opinion may be relied upon exclusively by you and not by any other person without our prior written consent. Our opinions are expressed as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any change in fact, circumstance or law or to advise you of any changes in the foregoing subsequent to the date hereof.
We express no opinion as to the law of any jurisdiction other than the federal law of the United States of America and the laws of the State of Louisiana under the Louisiana Business Corporation Act. We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinions expressed herein based on the laws of the State of Louisiana are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Shares Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Fenimore Kay Harrison LLP
FENIMORE KAY HARRISON LLP